UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 2, 2007

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446
1-3672	Central Illinois Public Service Company (Illinois Corporation) 607 East Adams Street Springfield, Illinois 62739 (888) 789-2477	37-0211380
2-95569	CILCORP Inc. (Illinois Corporation) 300 Liberty Street Peoria, Illinois 61602 (309) 677-5271	37-1169387
1-2732	Central Illinois Light Company (Illinois Corporation) 300 Liberty Street Peoria, Illinois 61602 (309) 677-5271	37-0211050
1-3004	Illinois Power Company (Illinois Corporation) 370 South Main Street Decatur, Illinois 62523 (217) 424-6600	37-0344645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.

On November 2, 2007, Central Illinois Public Service Company, doing business as AmerenCIPS (“CIPS”), Central Illinois Light Company, doing business as AmerenCILCO (“CILCO”), and Illinois Power Company, doing business as AmerenIP (“IP”) (collectively, the “Ameren Illinois Utilities”), filed requests with the Illinois Commerce Commission (“ICC”) seeking approval to increase their electric delivery service rates.  CIPS, CILCO and IP requested to increase their annual revenues from electric delivery service by $31 million, $10 million and $139 million, respectively.  The Ameren Illinois Utilities pledged earlier this year to keep the overall residential electric bill increases to less than 10 percent per year for each utility in their next rate filings.  These filings are consistent with that pledge.  Accordingly, the requested rate increase for IP residential customers is proposed to be capped in the first year of the increase if the amount of the final authorized rate increase exceeds the first year capped rate level.  This rate increase limit could result in approximately $30 million of the requested increase not being phased in until the second year.  The amount of CIPS’ and CILCO’s requested increases did not require inclusion of similar limits as they were within the scope of the pledge.  The electric rate increase requests are based on an 11 percent return on equity, a capital structure composed of 51 to 53 percent equity, an aggregate rate base for the Ameren Illinois Utilities of $2.1 billion, and a test year ended December 31, 2006.

Also on November 2, 2007, CIPS, CILCO and IP filed requests with the ICC seeking approval to change their natural gas delivery service rates.  CIPS and IP requested to increase their annual revenues from natural gas delivery service by $15 million and $56 million, respectively.  CILCO requested to decrease its annual revenues from natural gas delivery service by $4 million.  The natural gas rate change requests are based on an 11 percent return on equity, a capital structure composed of 51 to 53 percent equity, an aggregate rate base for the Ameren Illinois Utilities of $0.9 billion and a test year ended December 31, 2006.

In their filings, the Ameren Illinois Utilities have also requested ICC approval to implement mechanisms that would permit the reconciliation and adjustment of actual bad debt expenses to those established in rates by the ICC for electric and gas customers and the more timely recovery of investments in existing electric distribution plant.  Since general rate adjustment proceedings require up to 11 months in Illinois, these mechanisms would allow current revenues to better match current costs.  In addition, the Ameren Illinois Utilities are seeking approval of a revenue decoupling rate adjustment mechanism as a part of their natural gas delivery service rate change requests.  This mechanism would separate each utility’s fixed cost recovery from the volume of gas it sells by providing a periodic true-up of revenues.  The periodic true-up would result in adjustments to a utility’s ICC-approved tariffs based on increases or decreases in demand for natural gas.

The ICC proceedings relating to the proposed electric and natural gas delivery service rate changes will take place over a period of up to 11 months and decisions by the ICC in such proceedings are required by October 2008.  The Ameren Illinois Utilities cannot predict the level of any delivery service rate change the ICC may approve, when any rate change may go into effect, whether any rate adjustment mechanism discussed above will be approved or whether any rate increase that may eventually be approved will be sufficient for the Ameren Illinois Utilities to recover their costs and earn a reasonable return on their investments when the increase goes into effect.  Attached as Exhibit 99.1 and incorporated herein by reference is the Ameren Illinois Utilities’ press release regarding their filings with the ICC.

ITEM 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number:                    Title:

99.1	Press release regarding electric and natural gas delivery service rate change filings, issued on November 2, 2007 by CIPS, CILCO and IP.

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This combined Form 8-K is being filed separately by Ameren, CIPS, CILCORP, CILCO and IP.  Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf.  No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.  The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

CILCORP INC.
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

CENTRAL ILLINOIS LIGHT COMPANY
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

ILLINOIS POWER COMPANY
(Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

Date:  November 2, 2007

Exhibit Index

Exhibit Number:                    Title:

99.1	Press release regarding electric and natural gas delivery service rate change filings, issued on November 2, 2007 by CIPS, CILCO and IP.